                                                                     EXHIBIT 4.4

                                   INDENTURE
                                    BETWEEN

                      Breed Technologies, Inc., as Issuer

                                      and

                Wilmington Trust Company, as Indenture Trustee

                               _________________


                         Dated as of November 25, 1997

                              $257,732,000.00/1/

              6.50% Convertible Subordinated Debentures Due 2027
                               _________________





_________________
   /1/    Subject to increase to up to $296,391,800.00 in the event an over-allotment option is exercised.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I
                       Definitions and Other Provisions
                            of General Application
SECTION 1.01.  Definitions...................................................  2
SECTION 1.02.  Compliance Certificates and Opinions.......................... 11
SECTION 1.03.  Form of Documents Delivered to Trustee........................ 12
SECTION 1.04.  Acts of Holders; Record Dates................................. 13
SECTION 1.05.  Notices, Etc., to Indenture Trustee and the Company........... 14
SECTION 1.06.  Notice to Holders; Waiver..................................... 14
SECTION 1.07.  Conflict with Trust Indenture Act............................. 15
SECTION 1.08.  Effect of Headings and Table of Contents...................... 15
SECTION 1.09.  Successors and Assigns........................................ 15
SECTION 1.10.  Separability Clause........................................... 15
SECTION 1.11.  Benefits of Indenture......................................... 15
SECTION 1.12.  Governing Law................................................. 16
SECTION 1.13.  Legal Holidays................................................ 16

                                  ARTICLE II
                                Security Forms
SECTION 2.01.  Forms Generally............................................... 16
SECTION 2.02.  Initial Issuance to Institutional Trustee..................... 17
SECTION 2.03.  Exchange and Registration of Debt Securities;
               Restrictions on Transfer; Depositary.......................... 17
SECTION 2.04.  Form of Conversion Notice..................................... 21
SECTION 2.05.  Securities in Global Form..................................... 21

                                  ARTICLE III
                                The Securities
SECTION 3.01.  Title and Terms............................................... 22
SECTION 3.02.  Denominations................................................. 23
SECTION 3.03.  Execution, Authentication, Delivery and Dating................ 23
SECTION 3.04.  Temporary Securities.......................................... 24
SECTION 3.05.  Registration, Registration of Transfer and Exchange........... 24
SECTION 3.06.  Mutilated, Destroyed, Lost and Stolen Securities.............. 25
SECTION 3.07.  Payment of Interest; Interest Rights Preserved................ 26
SECTION 3.08.  Persons Deemed Owners......................................... 28
SECTION 3.09.  Cancellation.................................................. 28

                                                                            Page
                                                                            ----

SECTION 3.10.  Right of Setoff............................................... 29
SECTION 3.11.  CUSIP Numbers................................................. 29
SECTION 3.12.  Option to Extend Interest Payment Period...................... 29
SECTION 3.13.  Paying Agent, Security Registrar and Conversion Agent......... 31

                                  ARTICLE IV
                          Satisfaction and Discharge
SECTION 4.01.  Satisfaction and Discharge of Indenture....................... 31
SECTION 4.02.  Application of Trust Money.................................... 32

                                   ARTICLE V
                                   Remedies
SECTION 5.01.  Events of Default............................................. 32
SECTION 5.02.  Acceleration of Maturity; Rescission and Annulment............ 34
SECTION 5.03.  Collection of Indebtedness and Suits for Enforcement by
               Indenture Trustee............................................. 35
SECTION 5.04.  Indenture Trustee May File Proofs of Claim.................... 35
SECTION 5.05.  Indenture Trustee May Enforce Claims Without Possession
               Of Securities................................................. 36
SECTION 5.06.  Application of Money Collected................................ 36
SECTION 5.07.  Limitation on Suits........................................... 37
SECTION 5.08.  Unconditional Right of Holders to Receive Principal and
               Interest And Convert.......................................... 37
SECTION 5.09.  Restoration of Rights and Remedies............................ 38
SECTION 5.10.  Rights and Remedies Cumulative................................ 38
SECTION 5.11.  Delay or Omission Not Waiver.................................. 38
SECTION 5.12.  Control by Holders............................................ 38
SECTION 5.13.  Waiver of Past Defaults....................................... 39
SECTION 5.14.  Undertaking for Costs......................................... 39
SECTION 5.15.  Waiver of Stay or Extension Laws.............................. 40
SECTION 5.16.  Enforcement by Holders of Preferred Securities................ 40
SECTION 5.17.  Application of Trust Indenture Act to this Indenture.......... 40

                                     ARTICLE VI
                                    The Trustee
SECTION 6.01.  Certain Duties and Responsibilities........................... 41
SECTION 6.02.  Notice of Defaults............................................ 41
SECTION 6.03.  Certain Rights of Indenture Trustee........................... 41
SECTION 6.04.  Not Responsible for Recitals or Issuance of Debt Securities... 42
SECTION 6.05.  May Hold Debt Securities...................................... 43
SECTION 6.06.  Money Held in Trust........................................... 43

                                                                            Page
                                                                            ----

SECTION 6.07.  Compensation and Reimbursement................................ 43
SECTION 6.08.  Disqualification; Conflicting Interests....................... 44
SECTION 6.09.  Corporate Trustee Required; Eligibility....................... 44
SECTION 6.10.  Resignation and Removal; Appointment of Successor............. 44
SECTION 6.11.  Acceptance of Appointment by Successor........................ 46
SECTION 6.12.  Merger, Conversion, Consolidation or Succession to Business... 46
SECTION 6.13.  Preferential Collection of Claims Against Company............. 46
SECTION 6.14.  Appointment of Authenticating Agent........................... 46

                                  ARTICLE VII
          Holders' Lists and Reports by Indenture Trustee and Company
SECTION 7.01.  Company to Furnish Indenture Trustee Names and Addresses of
               Holders....................................................... 48
SECTION 7.02.  Preservation of Information; Communications to Holders........ 48
SECTION 7.03.  Reports by Indenture Trustee.................................. 49
SECTION 7.04.  Reports by Company............................................ 49

                                 ARTICLE VIII
             Consolidation, Merger, Conveyance, Transfer or Lease
SECTION 8.01.  Company May Consolidate, Etc., Only on Certain Terms.......... 50
SECTION 8.02.  Successor Substituted......................................... 51

                                  ARTICLE IX
                            Supplemental Indentures
SECTION 9.01.  Supplemental Indentures Without Consent of Holders............ 51
SECTION 9.02.  Supplemental Indentures with Consent of Holders............... 52
SECTION 9.03.  Execution of Supplemental Indentures.......................... 54
SECTION 9.04.  Effect of Supplemental Indentures............................. 54
SECTION 9.05.  Conformity with Trust Indenture Act........................... 54
SECTION 9.06.  Reference in Debt Securities to Supplemental Indenture........ 54

                                   ARTICLE X
                   Covenants, Representations and Warranties
SECTION 10.01. Payment of Principal and Interest............................. 55
SECTION 10.02. Maintenance of Office or Agency............................... 55
SECTION 10.03. Money for Security Payments to Be Held in Trust............... 55
SECTION 10.04. Statement by Officers as to Default........................... 56
SECTION 10.05. Limitation on Dividends; Covenants as to the Trust............ 57
SECTION 10.06. Maintenance of Properties..................................... 58
SECTION 10.07. Payment of Expenses of the Trust.............................. 58

                                                                            Page
                                                                            ----

                                  ARTICLE XI
                           Redemption of Securities
SECTION 11.01. Optional Redemption........................................... 59
SECTION 11.02. Tax Event Optional Redemption................................. 59
SECTION 11.03. Applicability of Article...................................... 60
SECTION 11.04. Election to Redeem; Notice to Indenture Trustee............... 60
SECTION 11.05. Selection by Indenture Trustee of Debt Securities to Be
               Redeemed...................................................... 60
SECTION 11.06. Notice of Redemption.......................................... 61
SECTION 11.07. Deposit and Payment of Redemption Price....................... 62
SECTION 11.08. Securities Payable on Redemption Date......................... 62
SECTION 11.09. Debt Securities Redeemed in Part.............................. 63
SECTION 11.10. No Sinking Fund............................................... 63

                                  ARTICLE XII
                          Subordination of Securities
SECTION 12.01. Agreement to Subordinate...................................... 63
SECTION 12.02. Default on Senior Indebtedness................................ 64
SECTION 12.03. Liquidation; Dissolution; Bankruptcy.......................... 64
SECTION 12.04. Subrogation................................................... 65
SECTION 12.05. Indenture Trustee to Effectuate Subordination................. 67
SECTION 12.06. Notice by the Company......................................... 67
SECTION 12.07. Rights of the Indenture Trustee; Holders of Senior
               Indebtedness.................................................. 68
SECTION 12.08. Subordination May Not Be Impaired............................. 68
SECTION 12.09. Prior Payment to Senior Indebtedness Upon Acceleration of
               Debt Securities............................................... 69
SECTION 12.10. Payment Permitted in Certain Situations....................... 69
SECTION 12.11. Article Applicable to Paying Agents........................... 69
SECTION 12.12. Certain Conversions Deemed Payment............................ 70

                                 ARTICLE XIII
                           Conversion of Securities
SECTION 13.01. Conversion Rights............................................. 70
SECTION 13.02. Conversion Procedures......................................... 71
SECTION 13.03. Conversion Price Adjustments.................................. 73
SECTION 13.04. Reclassification, Consolidation, Merger or Sale of Assets..... 78
SECTION 13.05. Notice of Adjustments of Conversion Price..................... 82
SECTION 13.06. Prior Notice of Certain Events................................ 82
SECTION 13.07. Dividend or Interest Reinvestment Plans....................... 83
SECTION 13.08. Certain Additional Rights..................................... 83
SECTION 13.09. Indenture Trustee Not Responsible for Determining Conversion
               Price or Adjustments.......................................... 84

                                                                            Page
                                                                            ----

                                  ARTICLE XIV
        Immunity of Incorporators, Stockholders, Officers and Directors
SECTION 14.01. No Recourse................................................... 85
SECTION 14.02. Counterparts.................................................. 85

                           Breed Technologies, Inc.

                Certain Sections of this Indenture relating to
                       Sections 3.10 through 3.18 of the
                         Trust Indenture Act of 1939:



     Trust Indenture      Indenture
       Act Section         Section
     ---------------      ---------
Section 310(a)(1)      6.09
        (a)(2)         6.09
        (a)(3)         Not Applicable
        (a)(4)         Not Applicable
        (b)            6.08, 6.10
Section 311(a)         6.13
        (b)            6.13
Section 312(a)         7.01, 7.02(a)
        (b)            7.02(b)
        (c)            7.02(c)
Section 313(a)         7.03(a)
        (b)            7.03(a)
        (c)            7.03(a)
        (d)            7.03(b)
Section 314(a)         7.04
        (a)(4)         10.04
        (b)            Not Applicable
        (c)(1)         1.02
        (c)(2)         1.02
        (d)            Not Applicable
        (e)            1.02
Section 315(a)         6.01
        (b)            6.02
        (c)            6.01
        (d)            6.01
        (e)            5.14
Section 316(a)
        (a)(1)(A)      5.02, 5.12
        (a)(1)(B)      5.13
        (a)(2)         Not Applicable
        (b)            5.08
        (c)            1.04(c)


Section 317(a)(1)      5.03
        (a)(2)         5.04
        (b)            10.03
Section 318(a)         1.07

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

     INDENTURE, dated as of November 25, 1997, between Breed Technologies, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 5300 Old Tampa Highway, P.O. Box 33050, Lakeland, Florida 33807 and Wilmington Trust Company, as Trustee (herein called the "Indenture Trustee").

                            RECITALS OF THE COMPANY

     WHEREAS, BTI Capital Trust, a Delaware business trust (the "Trust"), governed by an Amended and Restated Declaration of Trust among the Company, as trust sponsor, Wilmington Trust Company, as institutional trustee (the "Institutional Trustee"), Wilmington Trust Company, as Delaware trustee (the "Delaware Trustee"), and Charles J. Speranzella, Fred J. Musone and Frank J. Gnisci, as regular trustees (the "Regular Trustees"), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, dated as of November 25, 1997 (the "Declaration"), pursuant to the Purchase Agreement (the "Purchase Agreement") dated November 25, 1997, as amended from time to time, among the Company and the purchasers named therein, will issue and sell up to 5,000,000 (or 5,750,000 if the over-allotment option is exercised in full) of its Convertible Trust Preferred Securities (the "Preferred Securities") with a liquidation amount of $50.00 per Preferred Security, having an aggregate liquidation amount with respect to the assets of the Trust of $250,000,000 (or $287,500,000 if the over-allotment option is exercised in full);

     WHEREAS, the trustees of the Trust, on behalf of the Trust, will execute and deliver to the Company Common Securities (as defined herein) of the Trust, registered in the name of the Company, in an aggregate amount equal to three percent of the capitalization of the Trust, equivalent to 154,140 Common Securities (or 177,836 shares of Common Securities if the over-allotment option is exercised in full);

     WHEREAS, the Trust will use the proceeds from the sale of the Preferred Securities and the Common Securities to purchase from the Company 6.50% Convertible Subordinated Debentures Due 2027 (the "Debt Securities") of the Company in an aggregate principal amount of $257,732,000 (or $296,391,800 if the over-allotment option is exercised in full);

     WHEREAS, the Company is guaranteeing the payment of distributions on the Preferred Securities, and payment of the Redemption Price and payments on liquidation with respect to the Preferred Securities, to the extent provided in the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee") dated November 25, 1997 between the Company and Wilmington Trust Company, as guarantee trustee, for the benefit of the holders of the Preferred Securities;

     WHEREAS, upon the effectiveness of the Shelf Registration Statement (as defined herein) this Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required or deemed to be part of and to govern indentures qualified under the Trust Indenture Act;

     WHEREAS, the Company has duly authorized the creation of the Debt Securities of the tenor and amount herein set forth and to provide therefor the Company has duly authorized the execution and delivery of this Indenture;

     WHEREAS, so long as the Trust is a Holder of Debt Securities, and any Preferred Securities are outstanding, the Declaration provides that the holders of Preferred Securities may cause the Conversion Agent (as defined herein) to
(a) exchange such Preferred Securities for Debt Securities held by the Trust and
(b) immediately convert such Debt Securities into Common Stock (as defined herein); and

     WHEREAS, all things necessary to make the Debt Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Debt Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debt Securities, as follows:

                                   ARTICLE I

                       Definitions and Other Provisions
                            of General Application

SECTION 1.01.  Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

          (4) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture; and

          (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Act", when used with respect to any Holder, has the meaning specified in
Section 1.04.

     "Additional Interest" has the meaning specified in Section 3.01.

     "Additional Payments" means Compounded Interest and Additional Interest, if any.

     "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

     "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Debt Securities of one or more series.

     "Bankruptcy Law" shall mean title 11, U.S. Code, or any similar Federal or State law for the relief of debtors.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a day on which banking institutions in New York, New York, or Wilmington, Delaware are permitted or required by any applicable law or executive order to close.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Securities" means the Securities representing common, undivided, beneficial interests in the assets of the Trust, which rank pari passu with Preferred Securities issued by the

Trust; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect to distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

     "Common Securities Guarantee" means the guarantee dated November 25, 1997 by the Company for the benefit of holders of Common Securities.

     "Common Stock" includes any stock of any class of the Company that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that is not subject to redemption by the Company. However, subject to the provisions of Article Thirteen, shares issuable on conversion of Debt Securities shall include only shares of the class designated as Common Stock of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and that are not subject to redemption by the Company; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Compounded Interest" has the meaning specified in Section 3.12.

     "Conversion Agent" means the Person appointed to act on behalf of the holders of Preferred Securities in effecting the conversion of Preferred Securities as and in the manner set forth in the Declaration and Section 13.02 hereof.

     "Conversion Date" has the meaning specified in Section 13.02.

     "Corporate Trust Office" means, when used with respect to the Indenture Trustee, the principal office of the Indenture Trustee in Wilmington, Delaware, at which at any particular time its corporate trust business shall be administered and which at the date of this Indenture is 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

     "Current Market Price" has the meaning specified in Section 13.03.

     "Custodian" shall mean any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

     "Debt Securities" has the meaning specified in the Recitals of this Indenture and more particularly means any Debt Security authenticated and delivered under this Indenture.

     "Declaration" has the meaning specified in the Recitals of this instrument.

     "Defaulted Interest" has the meaning specified in Section 3.07.

     "Delaware Trustee" has the meaning given it in the Recitals of this instrument.

     "Depositary" means, with respect to Debt Securities issuable in whole or in part in the form of one or more Global Debt Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Debt Securities as contemplated by Section 3.01.

     "Direct Action" means a proceeding directly instituted by a holder of Preferred Securities for enforcement of payment to such holder of the principal of or interest on the Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Debt Securities, if an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date).

     "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration and the Debt Securities held by the Institutional Trustee are to be distributed to the holders of Trust Securities issued by the Trust pro rata in accordance with the Declaration.

     "Dissolution Tax Opinion" has the meaning specified in the Declaration.

     "Event of Default" has the meaning specified in Section 5.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor legislation.

     "Extension Period" has the meaning specified in Section 3.12.

     "Global Debt Security" means, with respect to any Debt Security, a Debt Security executed by the Company and delivered by the Indenture Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture, which shall be registered in the name of the Depositary or its nominee.

     "Guarantee" means the Preferred Securities Guarantee and the Common Securities Guarantee.

     "Guarantor" means Breed Technologies, Inc., a Delaware corporation, in its capacity as guarantor under the Guarantee.

     "Holder" means a Person in whose name a Debt Security is registered in the Security Register.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

     "Indenture Trustee" means the Person named as the "Indenture Trustee" in the first paragraph of this instrument until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Indenture Trustee" shall mean such successor Indenture Trustee, in each case not in its individual capacity but solely in its capacity as trustee.

     "Interest Payment Date" means, when used with respect to any Debt Security, the Stated Maturity of an installment of interest on such Debt Security.

     "Institutional Trustee" has the meaning specified in the Recitals of this instrument.

     "Investment Company Event" has the meaning specified in Annex I to the Declaration.

     "Maturity", when used with respect to any Debt Security, means the date on which the principal of such Debt Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Ministerial Action" has the meaning specified in Section 11.02.

     "90-Day Period" has the meaning specified in Section 11.02.

     "No Recognition Opinion" has the meaning specified in Annex I to the Declaration.

     "Notice of Conversion" means either the notice to be given by a Holder to the Conversion Agent directing the Conversion Agent to convert Debt Securities into Common Stock on behalf of such Holder, or the notice to be given by a holder of Preferred Securities to the Conversion Agent directing the Conversion Agent to exchange such Preferred Securities for Debt Securities and to convert such Debt Securities into Common Stock on behalf of such holder.

     "Officer" shall mean any of the Chairman, the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers and delivered to the Indenture Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company. Each such certificate shall include the statements provided for in Section 1.02 if and to the extent required by the provisions thereof.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Indenture Trustee.

     "Outstanding", when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Debt Securities theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

          (ii) Debt Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities; provided, that if such Debt Securities, or portions thereof, are to be redeemed prior to maturity thereof, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

          (iii) Debt Securities that have been paid pursuant to Section 3.07, converted into Common Stock pursuant to Section 13.01, or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company, provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities that the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor.

     "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Debt Security on behalf of the Company.

     "Person" means any legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Predecessor Debt Security" of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debt Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debt Security.

     "Preferred Securities" means undivided, beneficial interests in the assets of the Trust that rank pari passu with Common Securities issued by the Trust; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect to distributions and payments upon liquidation, redemption and otherwise are subject to the rights of holders of Preferred Securities.

     "Preferred Securities Guarantee" has the meaning specified in the Recitals to this instrument.

     "Purchased Shares" has the meaning specified in Section 13.03(e).

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Redemption Date", when used with respect to any Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Redemption Tax Opinion" has the meaning set forth in Annex I to the Declaration.

     "Reference Date" has the meaning specified in Section 13.03(c).

     "Regular Record Date" has the meaning specified in Section 3.01.

     "Regular Trustees" has the meaning specified in the Recitals of this instrument.

     "Responsible Officer", when used with respect to the Indenture Trustee, means any vice-president, any assistant vice-president, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer in the Corporate Trust Department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor legislation.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.

     "Senior Indebtedness" means with respect to the Company (i) the principal, premium, if any, and interest in respect of (A) every obligation of the Company for money borrowed and (B) every obligation of the Company evidenced by securities, notes, debentures, bonds or other similar instruments including obligations incurred in connection with the acquisition of property, assets or businesses, (ii) all capital lease obligations of the Company, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of the Company for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction issued for the account of the Company, (v) all obligations of the Company in respect of derivative products, including interest rate swap, cap or other similar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements, (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the

Company), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Debt Securities and (2) any indebtedness between or among the Company or its Affiliates, including all other debt securities and guarantees in respect of those debt securities issued to (a) the Trust or a trustee of such trust and (b) any other trust, or a trustee of such trust, partnership, or other entity affiliated with the Company that is a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     "Shelf Registration Statement" means the registration statement to be filed by the Company with respect to the Preferred Securities, pursuant to the Registration Rights Agreement dated as of November 25, 1997, among the Company, the Trust and Prudential Securities Incorporated and Furman Selz LLC as the Initial Purchasers of the Preferred Securities.

     "Special Event" has the meaning specified in Annex I to the Declaration.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

     "Stated Maturity" when used with respect to any Debt Security or any installment of interest thereon, means the date specified in such Debt Security as the fixed date on which the principal, together with any accrued and unpaid interest (including Compounded Interest), of such Debt Security or such installment of interest is due and payable.

     "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     "Tax Event" has the meaning specified in Annex I to the Declaration.

     "Trading Day" has the meaning specified in Section 13.07.

     "Transfer Restriction Termination Date" means the first date on which the Preferred Securities, the Debt Securities and any Common Stock issued or issuable upon the conversion or exchange thereof (other than (i) such securities acquired by the Company or any Affiliate thereof and (ii) Common Stock issued upon the conversion or exchange of any such security described in clause (i) above) may be sold pursuant to Rule 144(k).

     "Trust" has the meaning specified in the Recitals to this instrument.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor legislation.

     "Trust Securities" means Common Securities and Preferred Securities.

     "Purchase Agreement" has the meaning specified in the Recitals to this instrument.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or prepayable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     "Voting Stock" of any Person means capital stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

SECTION 1.02.  Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Indenture Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Indenture Trustee such certificates and opinions as may be required under the Trust Indenture Act or reasonably requested by the Indenture Trustee in connection with such application or request. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the applicable requirements of the Trust Indenture Act and any other applicable requirement set forth in this Indenture.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03.  Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04.  Acts of Holders; Record Dates.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Indenture Trustee or the Company, as the case may be, deems sufficient.

          (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Outstanding Debt Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (d) The ownership of Debt Securities shall be proved by the Security Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debt Security shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security.

          (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any such action with regard to any particular Debt Security may do so with regard to all or any part of the principal amount of such Debt Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

SECTION 1.05.  Notices, Etc., to Indenture Trustee and the Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (a) the Indenture Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office,
     Attention: Corporate Trust & Agency Department, or

          (b) the Company by the Indenture Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Indenture Trustee by the Company.

SECTION 1.06.  Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.07.  Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 1.08.  Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09.  Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.10.  Separability Clause.

     In case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11.  Benefits of Indenture.

     Nothing in this Indenture or in the Debt Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness, the holders of Preferred Securities (to the extent provided herein) and the Holders of Debt Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12.  Governing Law.

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 1.13.  Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debt Security or the last date on which a Holder has the right to convert his Debt Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Debt Securities) payment of interest or principal or conversion of the Debt Securities need not be made on such date, but may be made on the next succeeding Business Day (except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, shall be the immediately preceding Business Day) with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or on such last day for conversion, provided, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                  ARTICLE II

                                Security Forms

SECTION 2.01.  Forms Generally.

     The Debt Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Debt Securities may have letters, numbers, notations or other marks of identification or designation and such legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Indenture Trustee in writing. Each Debt Security shall be dated the date of its authentication. The terms and provisions of the Debt Securities set forth in Exhibit A are part of the terms of this Indenture and to the extent applicable, the Company and the Indenture Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     The definitive Debt Securities shall be typewritten or printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Debt Securities may be listed, all as determined by the officers executing such Debt Securities, as evidenced by their execution thereof.

SECTION 2.02.  Initial Issuance to Institutional Trustee.

     The Securities initially issued to the Institutional Trustee of the Trust shall be in the form of one or more individual certificates in definitive, fully registered form without coupons.

SECTION 2.03. Exchange and Registration of Debt Securities; Restrictions on Transfer; Depositary.

     If distributed to holders of Preferred Securities in connection with a Special Event, the Debt Securities will be issued to such holders in the same form as the Preferred Securities that such Debt Securities replace in accordance with the following procedures:

     (a) So long as Debt Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Debt Securities that are so eligible may be represented by one or more Debt Securities in global form registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in any such Debt Security in global form shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor.

     Debt Securities that are distributed to QIBs in replacement of Preferred Securities represented by a global Preferred Security will be represented by a global Debt Security (the "144A Global Debenture"). Debt Securities that are distributed to Non-U.S. Persons in replacement of Preferred Securities represented by a global Preferred Security will be represented by a global Debt Security (the "Regulation S Global Debenture"). Each of the 144A Global Debenture and the Regulation S Global Debenture shall be referred to herein as a "Global Debenture". Debt Securities that are distributed to QIBs or to Non-U.S. Persons in replacement of Certificated Preferred Securities will be represented by definitive Debt Securities as set forth in Section 2.03(b). If Global Debentures are issued, transfers of interests in the Debt Securities between the 144A Global Debenture and the Regulation S Global Debenture will be made in accordance with the standing instructions and procedures of the Depositary and its participants and the Indenture Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of such Global Debentures to reflect any such transfers.

     Except as provided below, beneficial owners of a Debt Security in global form shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Debt Securities in global form.

     (b) Preferred Securities held in certificated form, except for certificates representing Preferred Securities held by the Depositary or its nominee (or any successor clearing agency or its nominee), shall upon presentation to the Indenture Trustee by the Institutional Trustee or by the holder thereof or by the Institutional Trustee on behalf of such holders shall be exchanged for Debt Securities in fully registered certificated form of like aggregate principal amount and tenor.

     (c) So long as the Debt Securities are eligible for book-entry settlement, and to the extent that Debt Securities are held by QIBs or Non-U.S. Persons, as the case may be, in a Global Debenture, or unless otherwise required by law, upon any transfer of a definitive Debt Security to a QIB in accordance with Rule 144A or to a Non-U.S. Person in accordance with Regulation S, unless otherwise requested by the transferor, and upon receipt of the definitive Debt Security or Debt Securities being so transferred, together with a certification from the transferor that the transfer is being made in compliance with Rule 144A or Regulation S, as the case may be (or other evidence satisfactory to the Indenture Trustee), the Indenture Trustee shall make an endorsement on any 144A Global Debenture or any Regulation S Global Debenture, as the case may be, to reflect an increase in the aggregate principal amount of the Debt Securities represented by such Global Debenture, and the Indenture Trustee shall cancel such definitive Debt Security or Debt Securities in accordance with the standing instructions and procedures of the Depositary, the aggregate principal amount of Debt Securities represented by such Global Debenture to be increased accordingly; provided that no definitive Debt Security, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in such Global Debenture until such definitive Debt Security is freely tradable in accordance with Rule 144(k); provided further that the Indenture Trustee shall, at the written request of the Company, issue Debt Securities in definitive form upon any transfer of a beneficial interest in the Global Debenture to the Company or any Affiliate of the Company.

     Any Global Debenture may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary, by the National Association of Securities Dealers, Inc. in order for the Debt Securities to be tradeable on the PORTAL Market or as may be required for the Debt Securities to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Debt Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Debt Securities are subject.

     (d) Each Debt Security that bears or is required to bear the legend set forth in this Section 2.03(d) (a "Restricted Security") shall be subject to the restrictions on transfer provided in the legend set forth in this Section 2.03(d), unless such restrictions on transfer shall be waived by the written consent of the Company, and the Holder of each Restricted Security, by such securityholder's acceptance thereof, agrees to be bound by such restrictions on transfer. As used in this Section 2.03(d) and in Section 2.03(e), the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

     Prior to the Transfer Restriction Termination Date, any certificate evidencing a Debt Security or Common Stock issued upon the conversion or exchange of any Debt Security shall bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR
     (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT
     (A) TO BREED TECHNOLOGIES, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT OT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, THE TRANSFEROR MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE INDENTURE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION." "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Following the Transfer Restriction Termination Date or the sale of a Debt Security or Common Stock issued upon the conversion or exchange of a Debt Security pursuant to an effective registration statement or Rule 144 (or any successor provision) under the Securities Act, any Debt Security or security issued in exchange or substitution therefor (other than (i) Debt Securities acquired by the Company or any Affiliate thereof since the issue date of the Preferred Securities and (ii) Common Stock issued upon the conversion or exchange of any Debt Security described in clause (i) above) may upon surrender of such Debt Security for exchange to the Security Registrar in accordance with the provisions of this Section 2.03, be exchanged for a new Debt Security or Debt Securities, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.03(d).

     Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.03(d)), a Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee to a successor Depositary or a nominee of such successor Depositary.

     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Debt Securities in global form. Initially, the Global Debentures shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

     If at any time the Depositary for the Global Debentures notifies the Company that it is unwilling or unable to continue as Depositary for such Debt Securities, the Company may appoint a successor Depositary with respect to such Debt Securities. If a successor Depositary for the Debt Securities is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Indenture Trustee, upon receipt of an Officers' Certificate for authentication and delivery of Debt Securities, will authenticate and deliver, Debt Securities in definitive form, in an aggregate principal amount equal to the principal amount of the Global Debentures, in exchange for such Global Debentures.

     Definitive Debt Securities issued in exchange for all or a part of a Global Debenture pursuant to this Section 2.03(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee. Upon execution and authentication, the Indenture Trustee shall deliver such definitive Debt Securities to the person in whose names such definitive Debt Securities are so registered.

     At such time as all interests in a Global Debenture have been redeemed, converted, exchanged, repurchased or canceled, such Global Debenture shall be, upon receipt thereof, canceled by the Indenture Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Debenture is exchanged for definitive Debt Securities, redeemed, converted, exchanged, repurchased by the Company pursuant to Article X or canceled, or transferred for part of a Global Debenture, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Global Debenture by, or at the direction of, the Indenture Trustee to reflect such reduction or increase.

     (e) Any Debt Security or Common Stock issued upon the conversion or exchange of a Debt Security that, prior to the Transfer Restriction Termination Date, is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Debt Securities or

Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

SECTION 2.04.  Form of Conversion Notice.

     The form of conversion notice for the conversion of Debt Securities into shares of Common Stock or other securities of the Company shall be in substantially the form included with the applicable form of Debt Securities as shall be established pursuant to Section 2.01 hereinabove.

SECTION 2.05.  Securities in Global Form.

     If Debt Securities of any series are issuable as Global Debentures, as specified as contemplated by Section 2.03, then, notwithstanding the provisions of Section 2.03, any such Debt Security shall represent such of the Outstanding Debt Securities as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Debt Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Debt Securities represented thereby may from time to time be reduced to reflect changes. Any endorsement of a Global Debenture to reflect the amount, or any increase or decrease in the amount of Outstanding Debt Securities represented thereby shall be made by the Indenture Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Indenture Trustee pursuant to Section 3.03 or Section 3.04. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04 the Indenture Trustee shall deliver and redeliver any Global Debenture in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or 3.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Debenture shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

     The provisions of the last sentence of Section 3.03 shall apply to any Debt Security represented by a Global Debenture if such Debt Security was never issued and sold by the Company and the Company delivers to the Indenture Trustee the Global Debenture with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Debt Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.03.

     Notwithstanding the provisions of Section 2.01 and 3.07, unless otherwise specified as contemplated by Section 3.01, payment of principal of and any premium and interest on any Global Debenture shall be made to the Person or Persons specified therein.

     Notwithstanding the provisions of Section 3.08 and except as provided in the preceding paragraph, the Company, the Indenture Trustee and any agent of the Company and the Indenture Trustee shall treat a Person as the Holder of such principal amount of Outstanding Debt Securities represented by a Global Debenture as shall be specified in a written statement of the Holder of such Global Debenture.

                                  ARTICLE III

                                The Securities

SECTION 3.01.  Title and Terms.

     The aggregate principal amount of Debt Securities that may be authenticated and delivered under this Indenture is limited to $257,732,000.00 (or up to $296,391,800.00 if the over-allotment option is exercised in full in accordance with the terms and provisions of the Purchase Agreement), except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities pursuant to Section 3.04, 3.05, 3.06, 9.06, 11.09 or 13.01.

     The Debt Securities shall be known and designated as the "6.50% Convertible Subordinated Debentures Due 2027" of the Company. Their Stated Maturity shall be November 15, 2027, and they shall bear interest at the rate of 6.50% per annum, from November 25, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, (subject to deferral as set forth herein), in arrears and they shall be paid to the Person in whose name the Security is registered at 5:00 p.m. (New York City time).

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest in computed, will be computed on the basis of the actual number of days elapsed per 90-day quarter. In the event that any date on which interest is payable on the Debt Securities is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     If at any time while the Institutional Trustee is the Holder of any Debt Securities, the Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Debt Securities held by the Institutional Trustee, such amounts as shall be required so that the net amounts received and retained by the Trust and the Institutional

Trustee after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

     The principal of and interest on the Debt Securities shall be payable at the office or agency of the Company in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     The Debt Securities shall be redeemable as provided in Article Eleven hereof.

     The Debt Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve hereof.

     The Debt Securities shall be convertible as provided in Article Thirteen hereof.

SECTION 3.02.  Denominations.

     The Debt Securities shall be issuable only in registered form without coupons and only in such denominations of $50.00 and integral multiples thereof.

SECTION 3.03.  Execution, Authentication, Delivery and Dating.

     The Debt Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debt Securities may be manual or facsimile.

     Debt Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities or did not hold such offices at the date of such Debt Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities executed by the Company to the Indenture Trustee for authentication, together with a Company Order for the authentication and delivery of such Debt Securities; and the Indenture Trustee in accordance with such Company Order shall authenticate and make available for delivery such Debt Securities as in this Indenture provided and not otherwise.

     No Debt Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual or facsimile signature, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Debt Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Debt Security to the Indenture Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 3.04.  Temporary Securities.

     Pending the preparation of definitive Debt Securities, the Company may execute, and upon Company Order the Indenture Trustee shall authenticate and deliver, temporary Debt Securities that are typewritten, printed, lithographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debt Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debt Securities may determine, as evidenced by their execution of such Debt Securities.

     If temporary Debt Securities are issued, the Company will cause definitive Debt Securities to be prepared without unreasonable delay. After the preparation of definitive Debt Securities, the temporary Debt Securities shall be exchangeable for definitive Debt Securities upon surrender of the temporary Debt Securities at any office or agency of the Company designated pursuant to
Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debt Securities the Company shall execute and the Indenture Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Debt Securities of authorized denominations. Until so exchanged the temporary Debt Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities.

SECTION 3.05.  Registration, Registration of Transfer and Exchange.

     The Company shall cause to be kept at the Corporate Trust Office of the Indenture Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debt Securities and of transfers of Debt Securities.
The Indenture Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Debt Securities as herein provided.

     Upon surrender for registration of transfer of any Debt Security at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debt Securities of any authorized denominations and of a like aggregate principal amount.

     At the option of the Holder, Debt Securities may be exchanged for other Debt Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debt Securities to be exchanged at such office or agency. Whenever any Debt Securities are so surrendered for exchange, the Company shall execute, and the Indenture Trustee shall authenticate and make available for delivery, the Debt Securities that the Holder making the exchange is entitled to receive.

     All Debt Securities issued upon any registration of transfer or exchange of Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered upon such registration of transfer or exchange.

     Every Debt Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debt Securities, other than exchanges pursuant to Section 3.04, 9.06, 11.09 or 13.01 not involving any transfer.

SECTION 3.06.  Mutilated, Destroyed, Lost and Stolen Securities.

     If any mutilated Debt Security is surrendered to the Indenture Trustee, the Company shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a new Debt Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Indenture Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debt Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Indenture Trustee that such Debt Security has been acquired by a bona fide purchaser, the Company shall execute and the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debt Security, a new Debt Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Debt Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security, pay such Debt Security.

     Upon the issuance of any new Debt Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     Every new Debt Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Debt Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities.

SECTION 3.07.  Payment of Interest; Interest Rights Preserved.

     Interest on any Debt Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at 5:00 p.m. (New York City time) on the Regular Record Date.

     Any interest on any Debt Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debt Securities (or their respective Predecessor Debt Securities) are registered at 5:00 p.m. (New York City time) on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Indenture Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debt Security and the date of the proposed payment, and at the same time the Company shall deposit with the Indenture Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Indenture Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause (a) provided. Thereupon the Indenture Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Indenture Trustee of the notice of the proposed payment. The Indenture Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Debt Securities) are registered at 5:00 p.m. (New York City time) on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities may be listed, and, if so listed, upon such notice as may be required by such exchange, if, after notice given by the Company to the Indenture Trustee of the proposed payment pursuant to this Clause (b), such manner of payment shall be deemed practicable by the Indenture Trustee.

     Subject to the foregoing provisions of this Section 3.07, each Debt Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue (including in each such case Additional Payments, if any) that were carried by such other Debt Security.

     In the case of any Debt Security that is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Debt Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at 5:00 p.m. (New York City time) on such Regular Record Date. Notwithstanding the foregoing, if, during an Extension Period, a notice of redemption is mailed pursuant to Section 11.06 and a Debt Security is converted after such mailing but prior to the relevant Redemption Date, all accrued but unpaid interest (including Additional Payments, if any) through the date of conversion shall be paid to the holder of such Debt Security on the Redemption Date. Except as otherwise expressly provided in the immediately preceding two sentences, in the case of any Debt Security that is converted prior to any Regular Record Date, interest whose Stated Maturity is after the date of conversion of such Debt Security shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Payments, if any) on the Debt Securities being converted, which shall be deemed to be paid in full. Subject to any right of the Holder of such Debt Security or any Predecessor Debt Security to receive interest as provided in this paragraph and the second paragraph of clause (a) of
Section 13.02, the Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Debt Securities are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at Maturity of the portion of Debt Securities so converted and any unpaid interest (including Additional Payments, if any) accrued on such Securities at the time of such conversion. If any Debt Security called for redemption is converted, any money deposited with the Indenture Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debt Security shall (subject to any right of the Holder of such Debt Security or any Predecessor Debt Security to receive interest as provided in this paragraph) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 3.08.  Persons Deemed Owners.

     Prior to due presentment of a Debt Security for registration of transfer, the Company, the Indenture Trustee and any agent of the Company or the Indenture Trustee may treat the Person in whose name such Debt Security is registered as the owner of such Debt Security for the purpose of receiving payment of principal of and (subject to Section 3.07) interest (including Additional Payments, if any) on such Security and for all other purposes whatsoever, whether or not such Debt Security be overdue, and neither the Company, the Indenture Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09.  Cancellation.

     All Debt Securities surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Indenture Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Debt Securities so delivered shall be promptly cancelled by the Indenture Trustee. No Debt Security shall be authenticated in lieu of or in exchange for any Debt Security cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debt Securities held by the Indenture Trustee shall be disposed of as directed by a Company Order; provided, however, that the Indenture Trustee shall not be required to destroy the certificates representing such cancelled Debt Securities.

SECTION 3.10.  Right of Setoff.

     Notwithstanding anything to the contrary in this Indenture, the Company shall have the right to set off any payment it is otherwise required to make hereunder to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantees.

SECTION 3.11.  CUSIP Numbers.

     The Company in issuing the Debt Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Indenture Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

SECTION 3.12.  Option to Extend Interest Payment Period.

          (a) So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time, and from time to time during the term of the Debt Securities, to defer payments of interest (including Additional Payments) by extending the interest payment period for a period (each, an "Extension Period") not exceeding 20 consecutive quarters with respect to each Extension Period; provided, no Extension Period may extend beyond the Stated Maturity of the Debt Securities, and at the end of which Extension Period the Company shall pay all interest then accrued and unpaid (including Additional Interest) together with interest thereon compounded quarterly at the rate specified for the Debt Securities to the extent permitted by applicable law ("Compounded Interest"); provided, further, that during any such Extension Period, (i) the Company shall not declare or pay dividends on, or make any distribution or liquidation payment with respect to, or redeem, purchase or acquire any of its capital stock (other than (A) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock, (B) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) purchases or acquisitions of shares of Common Stock to be used in connection with acquisitions of Common Stock by stockholders pursuant to the Company's dividend reinvestment plan or (E) stock dividends paid by the Company where the dividend stock is the same as that on which the dividend is paid), (ii) the Company shall not make any payment of interest on or principal of (or premium, if any, on) or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Debt Securities and (iii) not make any guarantee payment with respect to the foregoing (other than pursuant to the Guarantees). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters; and provided further, that no Extension Period may extend beyond the Maturity of the Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this Section 3.12(a). No interest during an Extension Period shall be due and payable.

          (b) If the Institutional Trustee is the sole Holder of the Debt Securities at the time the Company selects an Extension Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Indenture Trustee of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the distributions on the Preferred Securities would be payable, if not for such Extension Period, or (ii) if the Preferred Securities are quoted for trading on any stock exchange or quotation system, the date the Regular Trustees are required to give notice to any applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distribution would be payable if not for such Extension Period, but in any event not less than one Business Day prior to such record date. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities.

          (c) If the Institutional Trustee is not the sole Holder of the Debt Securities at the time the Company selects an Extension Period, the Company shall give the Holders of the Debt Securities and the Institutional Trustee written notice of its selection of such Extension Period at least ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which the Company is required to give notice to any applicable self-regulatory organization or to Holders of the Debt Securities on the record or payment date of such related interest payment.

          (d) The quarter in which any notice is given pursuant to paragraphs
     (b) and (c) hereof shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under paragraph (a) hereof.

SECTION 3.13.  Paying Agent, Security Registrar and Conversion Agent.

     The Indenture Trustee will initially act as Paying Agent, Security Registrar and Conversion Agent. The Company may change any Paying Agent, Security Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity. The Indenture Trustee is entitled to the protections of Article Six in its capacity as Paying Agent, Registrar and Conversion Agent.


                                  ARTICLE IV

                          Satisfaction and Discharge

SECTION 4.01.  Satisfaction and Discharge of Indenture.

     This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Debt Securities herein expressly provided for), and the Indenture Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a)  either

               (i) all Debt Securities theretofore authenticated and delivered (other than (A) Debt Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section
          3.06 and (B) Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Indenture Trustee for cancellation; or

               (ii) all such Debt Securities not theretofore delivered to the Indenture Trustee for cancellation have become due and payable, and the Company has deposited or caused to be deposited with the Indenture Trustee as trust funds in trust for the purpose of, and in an amount sufficient for payment and discharge of the entire indebtedness on such Debt Securities not theretofore delivered to the Indenture Trustee for cancellation, for the principal (and premium, if any) and interest (including Additional Payments) to the date of such deposit (in the case of Debt Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, along with an accountant's certificate stating such funds are sufficient to pay principal and interest on the Debt Securities when and as due;

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Indenture Trustee under Section 6.07 and, if money shall have been deposited with the Indenture Trustee pursuant to subclause
(ii) of clause (a) of this Section, the obligations of the Indenture Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

SECTION 4.02.  Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee. All moneys deposited with the Indenture Trustee pursuant to
Section 4.01 (and held by it or any Paying Agent) for the payment of Debt Securities subsequently converted shall be returned to the Company upon Company Request.

                                   ARTICLE V

                                   Remedies

SECTION 5.01.  Events of Default.

     "Event of Default," wherever used herein, means any one of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) failure for 30 days to pay interest on the Debt Securities, including any Additional Payments in respect thereof, when due; provided, however that a valid extension of an interest payment period will not constitute a default in the payment of interest (including Additional Payments, if any) for this purpose; or

          (b) failure to pay principal of or premium, if any, on the Debt Securities when due, whether at maturity, upon redemption, by declaration or otherwise; or

          (c) failure by the Company to deliver shares of its Common Stock upon an election by a holder of Preferred Securities to convert such Preferred Securities; or

          (d) failure to observe or perform, or breach of, in any material respect, any other covenant or agreement contained in this Indenture that shall not have been remedied for a period of 90 days after notice to the Company by the Indenture Trustee or by the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities;

          (e) entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of the property of the Company, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

          (f) the commencement by the Company of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or to the entry of a decree or order for relief in respect of itself in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (g) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with (i) the distribution of Debt Securities to the holders of Preferred Securities in liquidation of the Trust upon the redemption of all outstanding Preferred Securities of the Trust or (ii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     The Indenture Trustee may withhold notice to the holders of the Debt Securities (except in payment of principal, premium, if any, or interest on, the Debt Securities) if the Indenture Trustee considers it in the interests of such holders to do so.

SECTION 5.02.  Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default occurs and is continuing, then and in every such case the Indenture Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities may declare the principal of and interest on all the Debt Securities (and any other amounts payable hereunder) to be due and payable immediately, by a notice in writing to the Company (and to the Indenture Trustee if given by Holders), and upon any such declaration such principal and all accrued interest shall become immediately due and payable.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities, by written notice to the Company and the Indenture Trustee, may rescind and annul such declaration of acceleration and its consequences if:

          (a) the Company has paid or deposited with the Indenture Trustee a sum sufficient to pay

               (i) all overdue interest (including Additional Payments, if any) on all Debt Securities,

               (ii) the principal of (and premium, if any, on) any Debt Security that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debt Securities, and

               (iii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel;

          and

          (b) all Events of Default, other than the nonpayment of the principal of Debt Securities that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13. No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

     The Company covenants that if:

          (a) default is made in the payment of any interest (including Additional Payments, if any) on any Debt Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of any Debt Security at the Maturity thereof,

the Company will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of such Debt Securities, the whole amount then due and payable on such Debt Securities for principal and interest (including Additional Payments, if any) and, to the extent that payment thereof shall be legally enforceable, interest on any overdue principal and on any overdue interest (including Additional Payments, if any), at the rate borne by the Debt Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

     If an Event of Default occurs and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04.  Indenture Trustee May File Proofs of Claim.

     In case of any judicial proceeding relative to the Company (or any other obligor upon the Debt Securities), its property or its creditors, the Indenture Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Indenture Trustee allowed in any such proceeding. In particular, the Indenture Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders, to pay to the Indenture Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 6.07.

     No provision of this Indenture shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.05. Indenture Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Debt Securities may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Debt Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debt Securities in respect of which such judgment has been recovered.

SECTION 5.06.  Application of Money Collected.

     Subject to Article Twelve, any money collected by the Indenture Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of principal of (premium, if any, on) or interest (including Additional Payments, if any), upon presentation of the Debt Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST:    To the payment of all amounts due the Indenture Trustee under
Section 6.07; and

     SECOND:   To the payment of the amounts then due and unpaid for principal of (premium, if any on) and interest (including Additional Payments, if any) on the Debt Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities for principal (premium, if any) and interest (including Additional Payments, if any), respectively.

SECTION 5.07.  Limitation on Suits.

     Subject to Section 5.16, no Holder of any Debt Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

          (b) if the Trust is not the sole holder of Debt Securities, the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities shall also have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

          (c) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debt Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 5.08. Unconditional Right of Holders to Receive Principal and Interest and Convert.

     Notwithstanding any other provision in this Indenture, the Holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (premium, if any, on) and (subject to Section 3.07) interest (including Additional Payments, if any) on such Debt Security on the respective Stated Maturities expressed in such Debt Security (or, in the case of redemption, on the Redemption Date) and to convert such Debt Security in accordance with Article Thirteen and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.09.  Restoration of Rights and Remedies.

     If the Indenture Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Indenture Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10.  Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities in the last paragraph of
Section 3.06, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11.  Delay or Omission Not Waiver.

     No delay or omission of the Indenture Trustee or of any Holder of any Debt Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

SECTION 5.12.  Control by Holders.

     The Holders of not less than a majority in principal amount of the Outstanding Debt Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee; provided, that

          (a) such direction shall not be in conflict with any rule of law or with this Indenture;

          (b) such Holder or Holders shall have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in connection therewith; and

          (c) the Indenture Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13.  Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the Outstanding Debt Securities may on behalf of the Holders of all the Debt Securities waive any past default hereunder and its consequences, except a default

          (a) in the payment of the principal of (or premium, if any), or interest (including Additional Payments, if any) on any Debt Security (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee); or

          (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Outstanding Security affected;

provided, however, that if the Debt Securities are held by the Trust or a trustee of the Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such waiver or modification to such waiver; provided, further, that if the consent of the Holder of each Outstanding Debt Security is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Indenture Trustee or in any suit for the enforcement of the right to receive the principal of (premium, if any, on) and interest (including Additional Payments, if any) on any Debt Security or to convert any Debt Security in accordance with Article Thirteen.

SECTION 5.15.  Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.16.  Enforcement by Holders of Preferred Securities.

     Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the Redemption
Date), the Company acknowledges that, in such event, a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Debt Securities. The Company may not amend this Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all the holders of Preferred Securities. Notwithstanding any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of (premium, if any, on) or interest on the Debt Securities (including Additional Payments, if any) held by the Trust or the Institutional Trustee of the Trust, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payment made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the Holders of the Debt Securities.

SECTION 5.17.  Application of Trust Indenture Act to this Indenture.

     Prior to the effectiveness of the Shelf Registration Statement, this Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act. After the effectiveness of the Shelf Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                                  ARTICLE VI

                                  The Trustee

SECTION 6.01.  Certain Duties and Responsibilities.

     The duties and responsibilities of the Indenture Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or indemnity reasonably satisfactory to the Indenture Trustee against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01.

SECTION 6.02.  Notice of Defaults.

     The Indenture Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.01(d), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 6.02, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 6.03.  Certain Rights of Indenture Trustee.

     Subject to the provisions of Section 6.01:

          (a) the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Indenture Trustee may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel shall be full and complete written authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

          (f) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to reasonable examination of the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (h) the Indenture Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence or willful misconduct, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

SECTION 6.04.  Not Responsible for Recitals or Issuance of Debt Securities.

     The recitals contained herein and in the Debt Securities, except the Indenture Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities. The

Indenture Trustee shall not be accountable for the use or application by the Company of the Debt Securities or the proceeds thereof.

SECTION 6.05.  May Hold Debt Securities.

     The Indenture Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Indenture Trustee, Paying Agent, Security Registrar, or such other agent.

SECTION 6.06.  Money Held in Trust.

     Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 6.07.  Compensation and Reimbursement.

     The Company agrees

          (a) to pay to the Indenture Trustee from time to time such compensation as the Company and the Indenture Trustee shall from time to time agree in writing for all services rendered by it hereunder;

          (b) except as otherwise expressly provided herein, to reimburse the Indenture Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Indenture Trustee and any predecessor Indenture Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(f) or Section 5.01(g), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive the termination of this Indenture.

SECTION 6.08.  Disqualification; Conflicting Interests.

     If the Indenture Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Indenture Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 6.09.  Corporate Trustee Required; Eligibility.

     There shall at all times be an Indenture Trustee hereunder, which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in Wilmington, Delaware or New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10.  Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 6.11.

          (b) The Indenture Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

          (c) The Indenture Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities, delivered to the Indenture Trustee and to the Company.

          (d)  If at any time:

               (i)   the Indenture Trustee shall fail to comply with Section
          6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security for at least six months, or

               (ii)  the Indenture Trustee shall cease to be eligible under
          Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (iii) the Indenture Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by Board Resolution may remove the Indenture Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Debt Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

          (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Indenture Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Indenture Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Indenture Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities delivered to the Company and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debt Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

SECTION 6.11.  Acceptance of Appointment by Successor.

     Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee; provided, that on request of the Company or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder. Upon request of any such successor Indenture Trustee, the Company shall execute any and all instruments required to more fully and certainly vest in and confirm to such successor Indenture Trustee all such rights, powers and trusts.

     No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

SECTION 6.12.  Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Debt Securities.

SECTION 6.13.  Preferential Collection of Claims Against Company.

     If and when the Indenture Trustee shall be or become a creditor of the Company (or any other obligor upon the Debt Securities), the Indenture Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 6.14.  Appointment of Authenticating Agent

     The Indenture Trustee may appoint an Authenticating Agent or Agents with respect to the Debt Securities, which shall be authorized to act on behalf of the Indenture Trustee to authenticate the Debt Securities issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and the Debt Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities by the Indenture Trustee or the Indenture Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Indenture Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Indenture Trustee and to the Company. The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Debt Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Indenture Trustee agrees to pay to each Authenticating Agent from time to time compensation for its services under this Section, and the Indenture Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

     If an appointment with respect to one or more series is made pursuant to this Section, the Debt Securities may have endorsed thereon, in addition to the Indenture Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

                         _______________, as Indenture Trustee



                         By________________________________
                              As Authenticating Agent


                         By________________________________
                              Authorized Officer


                                  ARTICLE VII

          Holders' Lists and Reports by Indenture Trustee and Company

SECTION 7.01.  Company to Furnish Indenture Trustee Names and Addresses of
Holders.

     The Company will furnish or cause to be furnished to the Indenture Trustee

          (a) semiannually, not later than June 30 and December 31 in each year, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the delivery thereof, and

          (b) at such other times as the Indenture Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Indenture Trustee in its capacity as Security Registrar.

SECTION 7.02.  Preservation of Information; Communications to Holders.

          (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section
     7.01 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Security Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debt Securities, and the corresponding rights and duties of the Indenture Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Debt Securities, by receiving and holding the same, agrees with the Company and the Indenture Trustee that neither the Company nor the Indenture Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 7.03.  Reports by Indenture Trustee.

          (a) The Indenture Trustee shall transmit by mail to Holders such reports concerning the Indenture Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Indenture Trustee with each stock exchange or inter-dealer quotation system upon which the Debt Securities are listed, with the Commission and with the Company. The Company will notify the Indenture Trustee when the Debt Securities are listed on any stock exchange or inter-dealer quotation system.

SECTION 7.04.  Reports by Company.

     The Company shall file with the Indenture Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Indenture Trustee within 15 days after the same is so required to be filed with the Commission.

     Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officers' Certificates).

     The Company shall also provide to the Indenture Trustee on a timely basis such information as the Indenture Trustee requires to enable the Indenture Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Debt Securities relating to original issue discount, if any, including, without limitation, Form 1099-OID or any successor form.

                                  ARTICLE VIII

              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 8.01.  Company May Consolidate, Etc., Only on Certain Terms.

     The Company shall not consolidate with, or merge with or into, any other Person or, directly or indirectly, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to any Person and the Company shall not permit any Person to consolidate with, or merge with or into, the Company or, directly or indirectly, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to the Company, unless:

          (a) the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease, all or substantially all of the properties and assets of the Company on a consolidated basis shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Payments, if any) on all the Debt Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Article Thirteen;

          (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

          (c) the Company has delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 8.02.  Successor Substituted.

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company on a consolidated basis in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debt Securities.

                                  ARTICLE IX

                            Supplemental Indentures

SECTION 9.01.  Supplemental Indentures Without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debt Securities; or

          (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, including providing for the conversion of the Debt Securities into any security or property (other than the Common Stock of the Company); or

          (c) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article Thirteen; or


          (d) to add any additional Events of Default for the benefit of the Holders of Debt Securities; or

          (e) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Debt Securities in uncertificated form; or

          (f) to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to the requirements of Section 6.11; or

          (g) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with the provisions of this Indenture; provided, that such action pursuant to this clause (g) shall not adversely affect the interests of the Holders of the Debt Securities or, so long as any of the Preferred Securities shall remain outstanding, the holders of the Preferred Securities;

          (h) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

          (i) to make provision for transfer procedures, certification, book-entry provisions, the form of restricted securities legends, if any, to be placed on Debt Securities, and all other matters required pursuant to
     Section 3.05(b) or otherwise necessary, desirable or appropriate in connection with the issuance of Debt Securities to holders of Preferred Securities in the event of a distribution of Debt Securities by the Trust if a Special Event occurs and is continuing.

SECTION 9.02.  Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities, by Act of said Holders delivered to the Company and the Indenture Trustee, the Company, when authorized by a Board Resolution, and the Indenture Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security affected thereby,

          (a) change the Stated Maturity of the principal of, or any installment of interest (including Additional Payments, if any) on, any Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, or extend the Extension Period, or reduce any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Debt Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or impair or affect the right to convert any Debt Security as provided in Article Thirteen (except as permitted by Section 9.01(c)), or modify the provisions of this Indenture with respect to the subordination of the Debt Securities in a manner adverse to the Holders,

          (b) reduce the percentage in aggregate principal amount of the Outstanding Debt Securities, for which the consent of the Holders is required for any such supplemental indenture, or for which the consent of the Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (c) modify any of the provisions of this Section 9.02 or Section 5.13, except to increase the percentage of Holders required to consent in order for the actions described in such Sections to take place, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby.

     If the Debt Securities are held by the Trust or a trustee of the Trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such supplemental indenture; provided, that if the consent of the Holder of each Outstanding Debt Security is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the Trust shall have consented to such supplemental indenture.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date that is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

SECTION 9.03.  Execution of Supplemental Indentures.

     In executing any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04.  Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. No such supplemental indenture shall directly or indirectly modify the provisions of Article Twelve in any manner that might terminate or impair the rights of the Senior Indebtedness pursuant to such subordination provisions.

SECTION 9.05.  Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 9.06.  Reference in Debt Securities to Supplemental Indenture.

     Debt Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debt Securities so modified as to conform, in the opinion of the Indenture Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Debt Securities.

                                   ARTICLE X

                   Covenants, Representations and Warranties

SECTION 10.01. Payment of Principal and Interest.

     The Company covenants and agrees for the benefit of the Debt Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Debt Securities and Additional Payments, if any in accordance with the terms of the Debt Securities and this Indenture.

SECTION 10.02. Maintenance of Office or Agency.

     The Company will maintain in the United States an office or agency where Debt Securities may be presented or surrendered for payment, where Debt Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities and this Indenture may be served. The Company will give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Company hereby appoints the Indenture Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in the United States) where the Debt Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.03. Money for Security Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Debt Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Indenture Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any of the Debt Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Indenture Trustee) the Company will promptly notify the Indenture Trustee of its action or failure so to act.

     The Company will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Debt Securities) in the making of any payment in respect of the Debt Securities, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums held in trust by such Paying Agent as such.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Indenture Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, on or interest on (including Additional Payments, if any) any Debt Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of any such Debt Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company. The Paying Agent shall be entitled to the rights and protections extended to the Indenture Trustee hereunder.

SECTION 10.04.  Statement by Officers as to Default.

     The Company will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the material terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 10.05. Limitation on Dividends; Covenants as to the Trust.

          (a) The Company covenants that so long as the Debt Securities are outstanding, if (i) there shall have occurred and be continuing any event that with the giving of notice or the lapse of time or both, would constitute an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee, or (iii) the Company has exercised its option to defer interest payments on the Debt Securities by extending the interest payment period and such period, or any extension thereof, shall be continuing, then the Company shall (A) not declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (v) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock, (w) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (x) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (y) purchases or acquisitions of shares of Common Stock to be used in connection with acquisitions of the Common Stock by stockholders pursuant to a dividend reinvestment plan or (z) stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is paid), (B) not make any payment of interest on or principal of (or premium, if any, on) or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Debt Securities and (C) not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantees).

          (b) The Company also covenants and agrees (i) that it shall directly or indirectly maintain 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities and (ii) as issuer of the Debt Securities that it shall not voluntarily terminate, wind-up or liquidate the Trust, except in connection with (A) a distribution of Debt Securities to the holders of the Trust Securities in liquidation of the Trust or (B) certain mergers, consolidations or amalgamations permitted by the Declaration of the Trust, (iii) that it shall use its reasonable efforts (A) to cause the Debt Securities to continue to be classified as indebtedness of the Company for United States federal income tax purposes, and (B) that it shall cause the Trust to otherwise continue to be classified as a grantor trust for United States Federal income tax purposes.

SECTION 10.06. Maintenance of Properties.

     The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 10.07. Payment of Expenses of the Trust.

     Notwithstanding Section 3.12, the Company shall:

          (a) pay for all costs, fees and expenses relating to the offering, sale and issuance of the Debt Securities, including commissions, discounts and expenses payable pursuant to the Purchase Agreement and compensation of the Indenture Trustee under the Indenture in accordance with the provisions of Section 6.07 of the Indenture;

          (b) be responsible for and pay for all debts and obligations (other than with respect to the Trust Securities) of the Trust, pay for all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions, discounts and expenses in connection therewith), the fees and expenses of the Institutional Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets); and

          (c) pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes (other than United States withholding taxes attributable to the trust or its assets), assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary,
     (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary and (3) at any time the Institutional Trustee is the Holder of of any Debt Securities, all taxes, duties, assessments or government charges of whatever nature (other than withholding taxes) that the Trust or the Institutional Trustee is required to pay; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


                                   ARTICLE XI

                            Redemption of Securities

SECTION 11.01. Optional Redemption.

     (a) The Company shall have the right to redeem the Debt Securities, in whole or in part, at any time or from time to time after November 25, 2000, at the redemption prices (expressed as a percentage of the principal amount of Debt Securities) specified below (the "Redemption Prices") for the 12-month period commencing November 25 in the year indicated:

                                                            Optional
         Year                                           Redemption Price
         ----                                           -----------------

         2000                                                102.6%
         2001                                                101.3%

         and 100% if redeemed on or after November 25,
         2002

plus, in each case, accrued and unpaid interest (including Additional Payments, if any) to, but not including, the Redemption Date. Any redemption pursuant to this Section 11.01 shall be made pursuant to the provisions of Sections 11.03 through 11.08 hereof.

     (b) If a partial redemption of the Debt Securities would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are listed or quoted, the Company shall not be permitted to effect such partial redemption and may only redeem the Debt Securities in whole.

SECTION 11.02. Tax Event Optional Redemption.

     If a Tax Event has occurred and is continuing and:

          (a) the Company has received a Redemption Tax Opinion; or

          (b) after receiving a Dissolution Tax Opinion, if the Regular Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No Recognition Opinion cannot be delivered to the Regular Trustees, then, notwithstanding Section 11.01(a) but subject to Section 11.01(b), the Company shall have the right, upon not less than 30 nor more than 60 days' notice to the Holders of the Preferred Securities to redeem the Debt Securities in whole or in part, for cash at a redemption price equal to 100% of the principal amount of the Debt Securities plus accrued and unpaid interest (including Additional Payments, if any) thereon, within 90 days following the occurrence of such Tax Event (the "90-day Period"); provided, however, that at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure that, in the sole judgment of the Company, has or will cause no adverse effect on the Company, the Trust or the Holders of the Trust Securities, the Company or the Trust shall pursue such Ministerial Action or other measure in lieu of redemption, and provided, further, that the Company shall have no right to redeem the Debt Securities while the Trust is pursuing any Ministerial Action or other similar measure pursuant to its obligations under the Declaration.

SECTION 11.03. Applicability of Article.

     Redemption of Debt Securities prior to their Stated Maturity, as permitted by Sections 11.01 and 11.02, shall be made in accordance with such provision and this Article.

SECTION 11.04. Election to Redeem; Notice to Indenture Trustee.

     The election of the Company to redeem Debt Securities pursuant to Section
11.01 or 11.02 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days and no more than 90 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Indenture Trustee), notify the Indenture Trustee in writing of such Redemption Date and of the principal amount of Debt Securities to be redeemed and provide a copy of the notice of redemption given to Holders of Debt Securities to be redeemed pursuant to
Section 11.05. In the case of any redemption of Debt Securities prior to the expiration of any restriction on such redemption provided in the terms of such Debt Securities or elsewhere in this Indenture, the Company shall furnish the Indenture Trustee with an Officer's Certificate evidencing compliance with such restriction.

SECTION 11.05. Selection by Indenture Trustee of Debt Securities to Be Redeemed.

     If fewer than all the Debt Securities are to be redeemed (unless such redemption affects only a single Debt Security), the particular Debt Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Indenture Trustee, from the Outstanding Debt Securities not previously called for redemption, by such method as the Indenture Trustee shall deem fair and appropriate and that may provide for the selection for redemption of a portion of the principal amount of such Debt Security provided that the unredeemed portion of the principal amount of any Debt Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Debt Security.

     The Indenture Trustee shall promptly notify the Company in writing of the Debt Securities selected for redemption as aforesaid and, in case of any Debt Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

     The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Debt Security, whether such Debt Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Debt Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Debt Security.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities shall relate, in the case of any Debt Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Securities which has been or is to be redeemed.

SECTION 11.06. Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debt Securities to be redeemed, at such Holder's address appearing in the Security Register.

     All notices of redemption shall identify the Debt Securities to be redeemed and shall state:

          (a)  the Redemption Date;

          (b)  the Redemption Price;

          (c) if less than all the Outstanding Debt Securities are to be redeemed, the identification of the particular Debt Securities to be redeemed and, the principal amount of the particular Debt Security to be redeemed;

          (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Debt Security to be redeemed and that interest thereon will cease to accrue on and after said date;

          (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

          (f) the conversion rate or price, the date on which the right to convert the Debt Securities to be redeemed will terminate and the place or places where such Debt Securities may be surrendered for conversion.

     Notice of redemption of Debt Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Indenture Trustee in the name and at the expense of the Company.

SECTION 11.07. Deposit and Payment of Redemption Price.

     Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Indenture Trustee (or, if the Company is acting as its own Paying Agent) segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, plus (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest (including Additional Payments, if any) on, all the Debt Securities that are to be redeemed on that date. Such redemption payment shall be made to the Holders prior to 12:00 noon (New York City time) on the Redemption Date or such earlier time as the Company determines.

     If any Debt Security called for redemption is converted into Common Stock, any money deposited with the Indenture Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debt Security shall (subject to any right of the Holder of such Debt Security or any Predecessor Debt Security to receive interest as provided in the last paragraph of Section 3.07) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 11.08. Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest, including Additional Payments, if any) such Debt Securities shall cease to bear interest. Upon surrender of any such Debt Security for redemption in accordance with said notice, such Debt Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest (including Additional Payments, if any) to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Debt Securities, registered as such at 5:00 p.m. (New York City time) on the relevant Record Dates according to the terms and provisions of
Section 3.07.

     If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Debt Security.

SECTION 11.09. Debt Securities Redeemed in Part.

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of, or exchange any Debt Security during a period beginning at 9:00 a.m. (New York City time) 15 Business Days before any selection for redemption of Debt Securities and ending at 5:00 p.m. (New York City time) on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Debt Securities to be so redeemed and (ii) register the transfer of or exchange any Debt Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Debt Securities being redeemed in part.

     Any Debt Security that is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if the Company or the Indenture Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Indenture Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Indenture Trustee shall authenticate and make available for delivery to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered.

SECTION 11.10. No Sinking Fund.

     The Securities are not entitled to the benefit of any sinking fund.

                                  ARTICLE XII

                          Subordination of Securities

SECTION 12.01. Agreement to Subordinate.

     The Company covenants and agrees, and each Holder of Debt Securities, by such Holder's acceptance thereof, likewise covenants and agrees, that all Debt Securities shall be issued subject to the provisions of this Article Twelve; and each Holder of a Debt Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The payment by the Company of the principal of, premium, if any, and interest (including Additional Payments, if any) on all Debt Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be expressly made subordinate and junior in right of payment to the prior payment in full of all existing and future Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred; provided however, that no provision of this Article Twelve shall prevent the occurrence of any default or Event of Default hereunder.

SECTION 12.02. Default on Senior Indebtedness.

     In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness continuing beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness, or in the event that the Maturity of any Senior Indebtedness of the Company, as the case may be, has been accelerated because of a default, unless and until such default shall have been cured or waived or shall have ceased to exist, or any such acceleration or demand for payment has been rescinded, then, in any such case, no payment shall be made by the Company with respect to the principal of (including redemption payments, if any), premium, if any, or interest on the Debt Securities.

     In the event that, notwithstanding the foregoing, any payment shall be received by the Indenture Trustee when such payment is prohibited by the preceding paragraph of this Section 12.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Indenture Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Indenture Trustee shall be paid to the holders of Senior Indebtedness.

SECTION 12.03. Liquidation; Dissolution; Bankruptcy.

     Upon any distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must first be paid in full before any payment is made on account of the principal (and premium, if any) or interest (including Additional Payments, if any) on the Debt Securities; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debt Securities or the Indenture Trustee would be entitled, except for the provisions of this Article Twelve, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Debt Securities or by the Indenture Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of Debt Securities or to the Indenture Trustee.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Indenture Trustee or the Holders of the Debt Securities before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

     For purposes of this Article Twelve, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, that are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Debt Securities are so subordinated as provided in this Article; provided, that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all its properties and assets on a consolidated basis to another Person upon the terms and conditions provided for in Article Eight hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section 12.03 if such other Person shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article Eight hereof. Nothing in Section 12.02 or in this Section 12.03 shall apply to claims of, or payments to, the Indenture Trustee under or pursuant to Section 6.07 hereof.

SECTION 12.04. Subrogation.

     Subject to the payment in full of all Senior Indebtedness or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the rights of the Holders of the Debt Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest (including Additional Payments, if any) on the Debt Securities shall be paid in full. For the purposes of such subrogation, no payment or distribution to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Debt Securities or the Indenture Trustee would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve, to or for the benefit of the holders of such Senior Indebtedness by Holders of the Debt Securities or the Indenture Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Debt Securities, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article Twelve are and are intended solely for the purposes of defining the relative rights of the Holders of the Debt Securities, on the one hand, and the holders of such Senior Indebtedness on the other hand.

     Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities Debt is intended to or shall (1) impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Debt Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Debt Securities the principal of (and premium, if any) and interest (including Additional Payments, if any) on the Debt Securities as and when the same shall become due and payable in accordance with their terms, or (2) affect the relative rights of the Holders of the Debt Securities and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness, or
(3) prevent the Indenture Trustee or the Holder of any Debt Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article Twelve, the Indenture Trustee, subject to the provisions of Section 6.03, and the Holders of the Debt Securities, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Indenture Trustee or to the Holders of the Debt Securities, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.05. Indenture Trustee to Effectuate Subordination.

     Each Holder of Debt Securities by such Holder's acceptance thereof authorizes and directs the Indenture Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve and appoints the Indenture Trustee as such Holder's attorney-in-fact for any and all such purposes.

SECTION 12.06. Notice by the Company.

     The Company shall give prompt written notice to a Responsible Officer of the Indenture Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Indenture Trustee in respect of the Debt Securities pursuant to the provisions of this Article Twelve. Notwithstanding the provisions of this Article Twelve or any other provision of this Indenture, the Indenture Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the payment to or by the Indenture Trustee in respect of the Debt Securities pursuant to the provision of this Article Twelve, unless and until a Responsible Officer of the Indenture Trustee shall have received written notice thereof at the Corporate Trust Office of the Indenture Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and, before the receipt of any such written notice, the Indenture Trustee, subject to the provisions of Section 6.02 hereof, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Indenture Trustee shall not have received the notice provided for in this Section 12.06 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including Additional Payments, if any) on any Debt Security), then, anything herein contained to the contrary notwithstanding, the Indenture Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

     The Indenture Trustee, subject to the provisions of Section 6.02, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness (or a trustee on behalf of any such holder or holders). In the event that the Indenture Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Indenture Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Indenture Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article Twelve, and, if such evidence is not furnished, the Indenture Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.07. Rights of the Indenture Trustee; Holders of Senior Indebtedness.

     The Indenture Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Twelve in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Indenture Trustee of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness, the Indenture Trustee undertakes to perform or to observe only such of its covenants and obligations as are set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Indenture Trustee. The Indenture Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders of Debt Securities, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

SECTION 12.08. Subordination May Not Be Impaired.

     No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Indenture Trustee or the Holders of the Debt Securities, without incurring responsibility to the holders of the Debt Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Debt Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding;
(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and
(iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 12.09. Prior Payment to Senior Indebtedness Upon Acceleration of Debt Securities.

     In the event that any of the Debt Securities are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness or provision shall be made for such payment in cash, before the Holders of the Debt Securities are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debt Securities) by the Company on account of the principal of or any premium or interest on the Debt Securities or on account of the purchase or other acquisition of Debt Securities.

     In the event that, notwithstanding the foregoing, the Company shall make any payment to the Indenture Trustee or the Holder of any Debt Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Indenture Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

SECTION 12.10. Payment Permitted in Certain Situations.

     Nothing contained in this Article or elsewhere in this Indenture or in any of the Debt Securities shall prevent (1) the Company, at any time except during the pendency of any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or any bankruptcy, insolvency, receivership or other proceedings of the Company referred to in Section 12.03 or under the conditions described in Section 12.02 or 12.09, from making payments at any time of principal of, or premium, if any, or interest on the Debt Securities, or (2) the application by the Indenture Trustee of any money deposited with it hereunder to the payment of or on account of the principal of, or premium, if any, or interest on the Debt Securities or the retention of such payment by the Holders, if, at the time of such application by the Indenture Trustee, it did not have actual knowledge that such payment would have been prohibited by the provisions of this Article.

SECTION 12.11. Article Applicable to Paying Agents.

     In case at any time any Paying Agent other than the Indenture Trustee shall have been appointed by the Company and be then acting hereunder, the term "Indenture Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Indenture Trustee.

SECTION 12.12. Certain Conversions Deemed Payment.

     For the purposes of this Article only, (1) the issuance and delivery of junior securities (or cash paid in lieu of fractional shares) upon conversion of Debt Securities in accordance with Article Thirteen, or pursuant to the terms set forth in an Officer's Certificate shall not be deemed to constitute a payment or distribution on account of the principal of or, if any, interest on Debt Securities or on account of the purchase or other acquisition of Debt Securities, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities and cash paid in lieu of fractional shares) upon conversion of a Debt Security shall be deemed to constitute payment on account of the principal of such Debt Security. For the purposes of this Section, the term "junior securities" means (A) shares of any stock of any class of the Company and (B) securities of the Company that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debt Securities are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Debt Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of Debt Securities, the right, which is absolute and unconditional, of the Holder of any Debt Security to convert such Debt Security in accordance with Article Thirteen.


                                  ARTICLE XII

                           Conversion of Securities

SECTION 13.01. Conversion Rights.

     Subject to and upon compliance with the provisions of this Article, the Debt Securities are convertible, at the option of the Holder at any time after January 25, 1998 (or, in the case of Debt Securities called for redemption, the close of business or the Business Day prior to the Redemption Date) and prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the date of repayment of such Debt Securities, whether at maturity or upon redemption, into fully paid and nonassessable shares of Common Stock of the Company at an initial conversion rate of 2.1973 shares of Common Stock for each $50 in aggregate principal amount of Debt Securities (equal to a conversion price of $22.755 per share of Common Stock) (the "Initial Conversion Price"), subject to adjustment as described in this Article Thirteen. A Holder of Debt Securities may convert any portion of the principal amount of the Debt Securities into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of the Debt Securities to be converted by such conversion price. In case a Debt Security or portion thereof is called for redemption, such conversion right in respect of the Debt Security or portion so called shall expire at 5:00 p.m. (New York City time) on the Business Day immediately preceding the corresponding Redemption Date, unless the Company defaults in making the payment due upon redemption.

SECTION 13.02. Conversion Procedures.

     (a) In order to convert all or a portion of the Debt Securities, the Holder thereof shall deliver to the Conversion Agent an irrevocable Notice of Conversion setting forth the principal amount of Debt Securities to be converted, together with the name or names, if other than the Holder, in which the shares of Common Stock should be issued upon conversion and, if such Debt Securities are definitive Debt Securities, surrender to the Conversion Agent the Debt Securities to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Preferred Securities may exercise its right under the Declaration to convert such Preferred Securities into Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence (except such notice shall set forth the principal amount of Preferred Securities, rather than Debt Securities, to be converted) and directing the Conversion Agent (i) to exchange such Preferred Securities for a portion of the Debt Securities held by the Trust (at an exchange rate of $50 principal amount of Debt Securities for each Preferred Security) and (ii) to immediately convert such Debt Securities, on behalf of such holder, into Common Stock of the Company pursuant to this Article Thirteen and, if such Preferred Debt Securities are in definitive form, surrendering such Preferred Securities, duly endorsed or assigned to the Company or in blank. So long as any Preferred Securities are outstanding, the Trust shall not convert any Debt Securities except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Preferred Securities.

     If a Notice of Conversion is delivered on or after the Regular Record Date and prior to the subsequent Interest Payment Date, the Holder shall be required to pay to the Company the interest payable on the subsequent Interest Payment Date, and will be entitled to receive the interest payable on the subsequent Interest Payment Date, on the portion of Debt Securities to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Notwithstanding the foregoing, if, during an Extension Period, a notice of redemption is mailed pursuant to Section 11.06 and a Debt Security is converted after such mailing but prior to the relevant Redemption Date, all accrued but unpaid interest (including Additional Payments, if any) through the date of conversion shall be paid to the holder of such Debt Security on the Redemption Date. Except as otherwise provided in the immediately preceding two sentences, in the case of any Debt Security that is converted, interest whose Stated Maturity is after the date of conversion of such Debt Security shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Payments, if any) on the Debt Securities being converted, which shall be deemed to be paid in full. If any Debt Security called for redemption is converted, any money deposited with the Indenture Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debt Security shall (subject to any right of the Holder of such Debt Security or any Predecessor Debt Security to receive interest as provided in the last paragraph of Section 3.07 and this paragraph) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

     Each conversion shall be deemed to have been effected immediately prior to 5:00 p.m. (New York City time) on the day on which the Notice of Conversion was received (the "Conversion Date") by the Conversion Agent from the Holder or from a holder of the Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration, as the case may be. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

     (b) Subject to any right of the Holder of such Debt Security or any Predecessor Debt Security to receive interest as provided in the last paragraph of Section 3.07 and the second paragraph of clause (a) of Section 13.02, the Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Debt Securities are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount of the portion of Securities so converted and any unpaid interest (including Additional Payments, if any) accrued on such Securities at the time of such conversion.

     (c) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the last reported sale price of such fractional interest on the date on which the Debt Securities or Preferred Securities, as the case may be, were duly surrendered to the Conversion Agent for conversion, or, if such day is not a Trading Day, on the next Trading Day, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Debt Securities or the holder of the Preferred Securities so converted.

     (d) In the event of the conversion of any Debt Security in part only, a new Debt Security or Debt Securities for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation thereof in accordance with Section 3.05.

     (e) In effecting the conversion transactions described in this Section, the Conversion Agent is acting as agent of the holders of Preferred Securities (in the exchange of Preferred Securities for Debt Securities) and as agent of the Holders of Debt Securities (in the conversion of Debt Securities into Common Stock), as the case may be, directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Debt Securities held by the Trust from time to time for Preferred Securities in connection with the conversion of such Preferred Securities in accordance with this Article Thirteen and (ii) to convert all or a portion of the Debt Securities into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Article Thirteen and to deliver to the Trust a new Debt Security or Debt Securities for any resulting unconverted principal amount.

SECTION 13.03. Conversion Price Adjustments.

     The conversion price shall be subject to adjustment (without duplication) from time to time as follows:

          (a) In case the Company shall, while any of the Debt Securities are outstanding, (i) pay a dividend or make a distribution with respect to its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of any Debt Securities thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company that he would have owned immediately following such action had such Debt Securities been converted immediately prior thereto. An adjustment made pursuant to this Section 13.03(a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this Section 13.03(a), the Holder of any Debt Security thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Indenture Trustee) shall determine the allocation of the adjusted conversion price between or among shares of such classes or series of capital stock.

          (b) In case the Company shall, while any of the Debt Securities are outstanding, issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned in this Section 13.03(b)) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock (as determined pursuant to 13.03(f) below) on such record date, the conversion price for the Debt Securities shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. For the purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this subsection in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants

          (c) Subject to the last sentence of this Section 13.03(c), in case the Company shall, by dividend or otherwise, distribute to holders of its Common Stock (i) equity securities of the Company (other than Common Stock), (ii) evidences of indebtedness of the Company and/or (iii) other assets (including securities, but excluding (A) any rights or warrants referred to in paragraph (b) above, (B) any rights or warrants to acquire any capital stock of any entity other than the Company or any subsidiary of the Company, (C) any dividends or distributions in connection with the liquidation, dissolution or winding-up of the Company, (D) any dividends payable solely in cash that may from time to time be fixed by the Board of Directors of the Company and (E) any dividends or distributions referred to in clause (a) above), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by Section 13.03(c) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in Section 13.03(f)) of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such dividend or distribution had not occurred. If the Board of Directors determines the fair market value of any distribution for purposes of this
     Section 13.03(c) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price per share of Common Stock (determined as provided in Section 13.03(f)). For purposes of this Section 13.03(c), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any conversion price reduction required by this Section 13.03(c)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by Section 13.03(a) or 13.03(b)), except (A) the Reference Date of such dividend for distribution as defined in this 13.03(c) shall be substituted as (a) "the record date in the case of a dividend or other distribution," and (b) "the record date for the determination of stockholders entitled to receive such rights or warrants" and (c) "the date fixed for such determination" within the meaning of Sections 13.03(a) and 13.03(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the conversion price in Section 13.03(a).

          The occurrence of a distribution or the occurrence of any other event as a result of which Holders of Debt Securities converting such instruments into Common Stock hereunder will not be entitled to receive rights issued pursuant to any shareholder protective rights agreement now or hereafter in effect (the "Rights") in the same amount and manner as if such holders had converted such shares immediately prior to the occurrence of such distribution or other event shall be deemed a distribution of Rights for the purposes of conversion adjustments pursuant to this Section 13.03(c). In lieu of making any adjustment to the Conversion Price under this Section 13.03(c) as a result of such a distribution of Rights, the Company may elect, in its sole discretion, to provide that Rights shall be issuable in the same amount and manner upon conversion of the Debt Securities without regard to whether the shares of Common Stock issuable upon conversion of the Debt Securities were issued before or after such distribution or other event.

          (d) In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting of cash to all holders of Common Stock, excluding (A) any cash distributions on Common Stock to the extent the aggregate cash dividends per share of Common Stock in any consecutive 12-month period do not exceed the greater of (x) the amount per share of Common Stock of the cash dividends paid on the Common Stock in the immediately preceding 12-month period, to the extent that such dividends for the immediately preceding 12-month period did not require an adjustment to the Conversion Price pursuant to the this Section 13.03(d) (as adjusted to reflect subdivisions or combinations of the Common Stock) and (y) 15% of the Current Market Price of the Common Stock for the Trading Day immediately prior to the date of declaration of such dividend and (B) any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any redemption of any Rights; provided, however, that no adjustment shall be made pursuant to this Section 13.03(d) if such distribution would otherwise constitute a Fundamental Change (as hereinafter defined) and be reflected in the resulting adjustment to the Conversion Price (as described below) then, in each case (unless the Company makes the election referred to in the proviso following this clause), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect at the close of business on such record date by a fraction the numerator of which shall be the Current Market Price of a share of Common Stock on such record date less the amount of cash so distributed (to the extent not excluded as provided above) applicable to one share of Common Stock, and the denominator shall be the Current Market Price of a share of Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such record date; provided, however, that the Company may elect, in its sole discretion, in lieu of the foregoing adjustment, to make adequate provision so that each Holder of Debt Securities shall thereafter have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Debt Security on such record date. If any adjustment is required to be made as set forth in this Section 13.03(d) as a result of a distribution which is a dividend described in clause (A) of this Section 13.03(d), such adjustment will be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such clause (A) of this Section 13.03(d). If an adjustment is required to be made pursuant to this Section 13.03(d) as a result of a distribution which is not such a dividend, such adjustment would be based upon the full amount of such distribution.

          (e) In the case of a tender offer by the Company or any Subsidiary of the Company for Common Stock that involves an aggregate consideration that, together with (x) any cash and other consideration payable in respect of any tender offer consummated by the Company or a Subsidiary of the Company for the Common Stock consummated within the 12 months preceding the consummation of such tender offer and (y) the aggregate amount of all cash distributions (excluding any cash distributions referred to in Section 13.03(c)) to all holders of the Common Stock within the twelve months preceding the consummation of such tender offer, exceeds 110% of the Company's market capitalization (being the product of the Current Market Price multiplied by the number of shares of Common Stock then outstanding (Current Market Price per share shall be determined as provided in 13.03(f)) at the date of consummation of such tender offer, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this
     Section 13.03(e) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) multiplied by the closing bid price per share of the Common Stock on the Trading Day next succeeding the last time tenders may be made pursuant to such tender offer (as it shall have been amended) (the "Expiration Time") and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (the product of the number of shares of

     Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the closing bid price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

          (f) For the purpose of any computation under Section 13.03(b), 13.03(c), 13.03(d) or 13.03(e), the "Current Market Price" per share of Common Stock or any other security on any date in question shall be deemed to be the average of the daily Closing Prices for the ten consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the day in question; provided, however, that if another event occurs that would require an adjustment pursuant to Section 13.03(a) through (e), inclusive, the Board of Directors may make such adjustments to the Closing Prices during such ten Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 13.03, in which case any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive.

          (g) The Company may make at its option such reductions in the conversion price, in addition to those required by Sections 13.03 (a) through (e), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may, to the extent permitted by law, reduce the conversion price by any amount selected by the Company for any period of at least 20 days, during which period the reduction is irrevocable, and the Board of Directors of the Company shall have made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Debt Securities a notice of the reduction at least 15 days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

          (h) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price then in effect; provided, however, that any adjustments that by reason of this Section 13.03(h) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

          (i) If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holder of the Debt Securities.

If any adjustment is required to be made as set forth in paragraph (d) above as a result of a distribution that is a dividend described in subclause (i) of paragraph (d) above, such adjustment would be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such subclause (i) of paragraph (d). If an adjustment is required to be made as set forth in paragraph (d) above as a result of a distribution that is not such a dividend, such adjustment would be based upon the full amount of such distribution. If an adjustment is required to be made as set forth in paragraph (e) above, such adjustment would be calculated based upon the amount by which the aggregate consideration paid for the Common Stock acquired in the tender offer exceeds 110% of the value of such shares based on the first reported sale price of Common Stock on the Trading Day next succeeding the Expiration Time. In lieu of making such a conversion price adjustment in the case of certain dividends or distributions, the Company may provide that upon the conversion of the Preferred Securities the holder converting such Preferred Securities will receive, in addition to the Common Stock to which such holder is entitled, the cash, securities or other property which such holder would have received if such holder had, immediately prior to the record date for such dividend or distribution, converted its Preferred Securities into Common Stock.

SECTION 13.04. Reclassification, Consolidation, Merger or Sale of Assets.

          (a) In the event that the Company shall be a party to any transaction or series of transactions constituting a Fundamental Change (as hereinafter defined), including, without limitation, (i) any recapitalization or reclassification of the Common Stock (other than a change in par value or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation or merger of the Company with or into any other Person as a result of which holders of Common Stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for Common Stock (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), (iii) any sale or transfer of all or substantially all of the assets of the Company constituting a Fundamental Change or (iv) any compulsory share exchange pursuant to any of which holders of Common Stock shall be entitled to receive other securities, cash or other property or assets, then appropriate provision shall be made as part of the terms of such transaction or series of transactions so that the holders of each Debt Security then outstanding shall have the right thereafter to convert such Debt Security only into (A) if any such transaction is a Non-Stock Fundamental Change (as hereinafter defined), the kind and amount of the securities, cash or other property or assets that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such Debt Security might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after, giving effect to any adjustment in the conversion price required by the provisions that follow in subparagraph (i) of Section 13.04(c), and (B) in the case of a Common Stock Fundamental Change (as hereinafter defined), shares of common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions which follow in subparagraph (ii) of Section 13.04(c). The Person formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Common Stock, as the case may be, shall enter into a supplemental indenture with the Indenture Trustee, satisfactory in form to the Indenture Trustee and executed and delivered to the Indenture Trustee, the provisions of which shall establish such right and provide for adjustments, which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Thirteen. The above provisions shall similarly apply to successive recapitalization, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

          (b) Notwithstanding any other provisions in this Article Thirteen to the contrary, if any Fundamental Change occurs, the conversion price in effect will be adjusted immediately following such Fundamental Change as described below in Section 13.04(c). In addition, in the event of a Common Stock Fundamental Change, each Debt Security shall be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change as more specifically provided below in Section 13.04(c).

          (c) For purposes of calculating any adjustment to be made pursuant to this Article Thirteen in the event of a Fundamental Change, immediately following such Fundamental Change (and for such purposes a Fundamental Change shall be deemed to occur on the earlier of (a) the occurrence of such Fundamental Change and (b) the date, if any, fixed for determination of stockholders entitled to receive the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock):

               (i) in the case of a Non-Stock Fundamental Change, the conversion price per share of Common Stock shall be the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Article Thirteen, and (B) the result obtained by multiplying (1) the greater of the Applicable Price (as hereinafter defined) or the then applicable Reference Market Price (as hereinafter defined) by (2) a fraction, the numerator of which shall be $50 and the denominator of which shall be (x) the applicable Redemption Price for $50 principal amount of Debt Securities if the redemption date were on the date on which such Non-Stock Fundamental Change occurs (for the twelve month periods beginning November 25, 1997, November 25, 1998 and November 25, 1999, the product of 106.50%, 105.20% and 103.90%, respectively, time $50) plus (y) any then accrued but unpaid interest (including Additional Payments, if any) on principal amount of Debt Securities; and

               (ii) in the case of a Common Stock Fundamental Change, the conversion price per share of Common Stock shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this Article Thirteen, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as hereinafter defined) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock (subject to certain limited exceptions) is shares of common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such shares of common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for shares of common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the conversion price per share of Common Stock immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change divided by the number of shares of common stock of the successor, acquiror or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

          (d) The following definitions shall apply to terms used in this Article Thirteen:

               (i) "Applicable Price" means (A) in the event of a Non-Stock Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash receivable by a holder of one share of Common Stock and (B) in the event of any other Fundamental Change, the Current Market Price for one share of Common Stock on the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, on the date on which the holders of the Common Stock will have the right to receive such cash, securities, property or other assets.

               (ii) "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Company's Board of Directors) of the consideration received by holders of Common Stock (subject to certain limited exceptions) pursuant to such transaction consists of shares of common stock that, for the twenty consecutive Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change will not be a Common Stock Fundamental Change unless either (A) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities, or (B) the outstanding Preferred Securities continue to exist as Preferred Securities and are convertible into shares of common stock of the successor to the Company.

               (iii) "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change will be deemed to have occurred when substantially all of the Common Stock has been exchanged for, converted into, or acquired for or constitutes solely the right to received cash, securities, property or other assets but the adjustment shall be based upon the consideration that the holders of Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive such cash, securities, property or other assets.

               (iv) "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

               (v) "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the Current Market Price of common stock received by holders of Common Stock in such Common Stock Fundamental Change on the record date for the determination of the holders of Common Stock entitled to receive such shares of common stock or, if there is no such record date, on the date upon which the holders of Common Stock shall have the right to receive such shares of common stock.

               (vi) "Reference Market Price" will initially mean $12.33 (which will be 66 2/3% of the last reported sale price per share of Common Stock on the New York Stock Exchange on November 19, 1997) and, in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price will also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any adjustment will always be the same as the ratio of the initial Reference Market Price to the Initial Conversion Price of the Preferred Securities.

          (e) In determining the amount and type of consideration received by a holder of Common Stock in the event of a Fundamental Change, consideration received by a holder of Common Stock pursuant to a statutory right of appraisal will be disregarded.

SECTION 13.05. Notice of Adjustments of Conversion Price.

     Whenever the conversion price is adjusted as herein provided:

          (a) the Company shall compute the adjusted conversion price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Indenture Trustee, the Conversion Agent and the transfer agent for the Preferred Securities and the Debt Securities; and

          (b) a notice stating the conversion price has been adjusted and setting forth the adjusted conversion price shall as soon as practicable be mailed by the Company to all record holders of Preferred Securities and the Debt Securities at their last addresses as they appear upon the stock transfer books of the Company and the Trust.

SECTION 13.06. Prior Notice of Certain Events.

     In case:

          (a) the Company shall (i) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash that would not require an adjustment pursuant to Section 13.03(c) or 13.03(d), or (ii) authorize a tender or exchange offer that would require an adjustment pursuant to Section 13.03(e);

          (b) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants;

          (c) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall (1) if any Preferred Securities are outstanding, cause to be filed with the transfer agent for the Preferred Securities, and shall cause to be mailed to the holders of record of the Preferred Securities, at their last addresses as they shall appear upon the stock transfer books to the Trust or (2) shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

SECTION 13.07. Dividend or Interest Reinvestment Plans.

     Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Debt Securities were first issued, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Article Thirteen.

SECTION 13.08. Certain Additional Rights.

     In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 13.03(c) or 13.03(d) (including, without limitation, dividends or distributions referred to in the last sentence of Section 13.03(c)), the Holder of the Debt Securities, upon the conversion thereof subsequent to 5:00 p.m. (New York City time) on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which the Debt Securities are converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of Debt Securities described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock that the Holder of Debt Securities so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such Holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided, that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

SECTION 13.09. Indenture Trustee Not Responsible for Determining Conversion Price or Adjustments.

     Neither the Indenture Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of any Debt Security to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Indenture Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debt Security; and neither the Indenture Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Indenture Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debt Security for the purpose of conversion, or, except as expressly herein provided, to comply with any of the covenants of the Company contained in Article Ten or this Article Thirteen.

                                  ARTICLE XIV

                   Immunity of Incorporators, Stockholders,
                     Officers and Directors; Counterparts

SECTION 14.01. No Recourse.

     No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Debt Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debt Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debt Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Debt Security.

SECTION 14.02. Counterparts.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                    BREED TECHNOLOGIES, INC.



                    By:/s/ Charles J. ^^ Jr.
                       --------------------------------
                       Name:
                       Title:


                    WILMINGTON TRUST COMPANY,
                       as Indenture Trustee


                    By: /s/ W. Chris Sponenberg
                       -----------------------------------
                       Name: W. Chris Sponenberg
                       Title: Senior Financial Services Officer